UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2005

AMDL, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27689	33-0413161
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California		92780
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-505-4461

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2005, the registrant entered into a new Employment Agreement with Gary L. Dreher, President and Chief Executive Officer of registrant, with a three year term expiring January 31, 2008 at his prior base salary of $400,000 per annum to replace Mr. Dreher’s prior employment agreement which had recently expired. In addition to the same benefits provided under the prior agreement, Mr. Dreher’s Employment Agreement provides for a severance benefit if he is terminated without cause that will provide him with a salary continuation for the greater of one year after termination or the remaining term of the agreement. In connection with his Employment Agreement, Mr. Dreher was also granted non-qualified stock options to purchase 300,000 shares of the registrant’s common stock at $0.83 per share (100% of fair market value) under the registrant’s 1999 Stock Option Plan, expiring June 30, 2009.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.37 Employment Agreement of Gary L. Dreher dated January 31, 2005 (with exhibits attached)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, Inc.

January 31, 2005	By:	/s/ Gary L. Dreher

Name: Gary L. Dreher
Title: President & CEO

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Exhibit Index

Exhibit No.	Description

10.37	Employment Agreement of Gary L. Dreher dated January 31, 2005 (with exhibits attached)